Exhibit 1.01

Malibu Boats, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2015

Introduction

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) issuers if they manufacture or contract to manufacture products that contain certain minerals which are necessary to the functionality or production of their products. These minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“3TG” or “Conflict Minerals”). The Rule focuses on 3TG emanating from the Democratic Republic of Congo (“DRC”) region and nine adjoining countries (together, the “Covered Countries”). If an issuer has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Covered Countries and are not from recycled or scrap sources, or if they are unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the Conflict Minerals’ source and chain of custody and file a CMR as an exhibit to the Form SD with the SEC that includes a description of those due diligence measures.

Company Overview

Malibu Boats, Inc., also referred to as “Malibu Boats”, “we”, “our”, and “us” is a leading designer, manufacturer and marketer of performance sport boats. Our boats are used for water sports, including water skiing, wakeboarding and wake surfing, as well as general recreational boating. Our high performance boats are sold under two brands: Malibu and Axis Wake Research, or Axis. We manufacture our own Malibu and Axis performance boats and components such as trailers, towers and tower accessories. In addition, we contract with other third-party vendors to manufacture other components for installation on our boats, such as engines and electronic controls. We determined that Conflict Minerals were necessary to the functionality and/or production of such products during calendar year 2015.

Executive Summary

Malibu Boats does not directly source any Conflict Minerals that may be used in the products we manufacture or contract to manufacture. Therefore we relied upon our suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us, including sources of Conflict Minerals that are supplied to them from sub-tier suppliers. Malibu Boats performed a Reasonable Country of Origin Inquiry (“RCOI”) on suppliers believed to provide Malibu Boats with materials or components containing necessary 3TGs.

Malibu Boats’ suppliers identified 293 valid smelters and refineries (“smelters”). Of these 293 smelters, Malibu Boats identified 39 as sourcing (or there was a reason to believe they may be sourcing) from the Covered Countries. Malibu Boats’ due diligence review indicated that 37 of these smelters have been audited and recognized as conflict free by the Conflict Free Smelter Program (“CFSP”). The remaining two smelters sourcing from the Covered Countries were subjected to Malibu Boats’ risk mitigation process in accordance with the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas (“OECD Due Diligence Guidance”), as described below and did not require removal from Malibu Boats’ supply chain.

Company Management Systems

Malibu Boats established strong management systems according to Step 1 of the OECD Due Diligence Guidance. Malibu Boats implemented the following:

•	Step 1A - Adopted, and clearly communicated to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas. Malibu Boats:

◦	implemented a conflict minerals policy, which is publicly available at http://investors.malibuboats.com/investors/corporate-governance/governance-documents; and

◦	communicated the policy directly to suppliers as part of the RCOI process.

•	Step 1B - Structured internal management to support supply chain due diligence. Malibu Boats:

◦	maintained an internal cross functional team to support supply chain due diligence;

Exhibit 1.01

◦	appointed a member of the senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence; and

◦	applied the resources necessary to support the operation and monitoring of these processes including internal resources and external consulting support.

•	Step 1C - Established a system of transparency, information collection and control over the supply chain. Malibu Boats:

◦	implemented a process to collect required supplier and smelter RCOI and due diligence data.

•	Step 1D - Strengthened company engagement with suppliers. Malibu Boats:

◦	engaged directly with suppliers during the RCOI process;

◦	reviewed supplier responses as part of the RCOI process;

◦	added conflict minerals compliance to new supplier contracts and Malibu Boats’ supplier code of conduct; and

◦	implemented a plan to improve the quantity and quality of supplier and smelter responses year over year.

•	Step 1E - Established a company and/or mine level grievance mechanism. Malibu Boats:

◦	recognized the CFSP’s three audit protocols for gold, tin/tantalum, and tungsten as valid sources of smelter or mine level grievances; and

◦
reviewed Malibu Boats’ ethics violations reporting system to ensure that it allows employees to voice confidentially without any fear of retribution, any concerns with the violations of the Malibu Boats’ conflict minerals policy.

Reasonable Country of Origin Inquiry

Malibu Boats designed its RCOI process in accordance with Steps 2A and 2B of the OECD Due Diligence Guidance. Malibu Boats’ RCOI process involved two stages:

•	Stage 1 - Supplier RCOI (Step 2A of the OECD Due Diligence Guidance)

•	Stage 2 - Smelter RCOI (Step 2B of the OECD Due Diligence Guidance)

Supplier RCOI

Malibu Boats designed its supplier RCOI process to identify, to the best of Malibu Boats’ efforts, the smelters in Malibu Boats’ supply chain in accordance with Step 2A of the OECD Due Diligence Guidance. Malibu Boats’ supplier RCOI process for the 2015 reporting period included the following:

•	developed a list of suppliers providing components containing 3TG to Malibu Boats;

•	contacted each supplier and requested the industry standard Conflict Minerals Reporting Template including smelter information;

•	reviewed supplier responses for accuracy and completeness;

•	amalgamated supplier provided smelters into a single list of smelters meeting the definition of a smelter under one of three industry recognized audit protocols; and

•	reviewed the final smelter list (and compared it to industry peers) to determine if Malibu Boats identified reasonably all of the smelters in their supply chain.

Malibu Boats’ suppliers identified 293 smelters in their supply chain. The specific list of smelters is included in “List of Smelter and Refineries” at the end of this report.

Smelter RCOI

Due to the overlap between smelter RCOI and smelter due diligence, the smelter RCOI process is summarized in the due diligence section of this report.

Due Diligence

Malibu Boats’ due diligence process was designed in accordance with the applicable sections of Steps 2, 3, and 4 of the OECD Due Diligence Guidance.

Smelter RCOI and Due Diligence

Malibu Boats’ smelter RCOI and due diligence process were designed to:

Exhibit 1.01

•	identify the scope of the risk assessment of the mineral supply chain (OECD Due Diligence Guide Step 2B);

•	assess whether the smelters have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas (OECD Due Diligence Guide Step 2C); and

•	carry out, where necessary, including through participation in industry-driven programs, joint spot checks at the mineral smelter’s own facilities (OECD Due Diligence Guide Step 2D).

Malibu Boats’ smelter RCOI and due diligence process included the following:

•	For each smelter identified in Malibu Boats’ supply chain, Malibu Boats:

◦	engaged directly with the smelter to determine whether or not the smelter sources from the Covered Countries;

◦
reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration for smelters that declared directly or through their relevant industry association that they did not source from the Covered Countries, and were not recognized as conflict free by the CFSP.

◦
reviewed publicly available sources to determine if there was any reason to believe that the smelter may have sourced from the Covered Countries during the reporting period for smelters that did not respond to our direct engagement.

•
For high risk smelters (smelters that are sourcing from or there is reason to believe they may be sourcing from the Covered Countries), Malibu Boats determined if the smelter was audited and recognized as conflict free by the CFSP.

◦
For high risk smelters that have not been audited and recognized as conflict free by the CFSP, Malibu Boats communicated the risk to a designated member of senior management (OECD Due Diligence Guide Step 3A) and conducted risk mitigation on the smelter according to OECD Due Diligence Guide Step 3B.

For the 2015 reporting period, Malibu Boats’ RCOI and due diligence process was executed by Claigan Environmental Inc. (“Claigan”). In 2015, Claigan received an independent auditor’s opinion that the design of Claigan’s RCOI and due diligence process was in compliance with the requirements of Step 2 of the OECD Due Diligence Guidance.

Malibu Boats’ suppliers identified 293 smelters. Malibu Boats identified 39 smelters that source, or there is a reason to believe they source, from the Covered Countries.

Malibu Boats determined that 37 of these 39 smelters have been audited and recognized as conflict free by the CFSP. Malibu Boats conducted risk mitigation on the remaining two smelters as discussed below.

Risk Mitigation

Malibu Boats conducted risk mitigation on two smelters that were not recognized as conflict free by the CFSP and were sourcing from the Covered Countries. Malibu Boats’ risk mitigation was designed in accordance with Step 3B of the OECD Due Diligence Guidance and was reported to our Chief Financial Officer in accordance with Step 3A of the OECD Due Diligence Guidance. Malibu Boats’ risk mitigation process included the following:

•	conducted additional due diligence to determine if there was any reason to believe the smelter directly or indirectly financed or benefited armed groups in the Covered Countries;

•	verified with internal stakeholders and relevant suppliers whether 3TGs from the specific smelter were actually in Malibu Boats’ supply chain in the 2015 reporting period; and

•	engaged directly with each high risk smelter to verify risk and to encourage the smelter to become conflict free.

Malibu Boats did not require the removal of smelters subject to Malibu Boats’ risk mitigation process if there was no reason to believe they were directly or indirectly financing or benefiting armed groups in the Covered Countries. These smelters are scheduled to be re-visited in connection with the preparation of our CMR for calendar year 2016. This process is consistent with Step 3B of the OECD Due Diligence Guidance.

Risk mitigation was required for the following two smelters verified by suppliers likely to be in Malibu Boats’ supply chain.

Tin Smelter - Rwanda

Exhibit 1.01

In accordance with the OECD Due Diligence Guidance, we do not believe this tin smelter has to be removed from our supply chain. We will review the smelter’s status in connection with the preparation of our CMR for calendar year 2016. The following were our findings on this smelter:

•	the smelter provided a very detailed due diligence report for 2014;

•	the smelter was recognized by the CFSP as ‘active’ (undergoing an independent audit to an industry recognized protocol);

•	the CFSP does not encourage the removal of a smelter from the supply chain as long as the smelter is recognized as active; and

•
there was no reason to believe, from publicly available sources and the smelter’s due diligence report, that the tin smelter directly or indirectly financed or benefitted armed groups in the Covered Countries.

Gold Smelter - United Arab Emirates
In accordance with the OECD Due Diligence Guidance, we do not believe this gold smelter has to be removed from our supply chain. We will review the smelter’s status in connection with the preparation of our CMR for calendar year 2016. The following were our findings on this smelter:

•	the smelter provided a very detailed due diligence report for 2014;

•	the smelter was audited and successfully certified to the Dubai Multi Commodities Centre’s (“DMCC”) responsible sourcing of precious metals;

•	the DMCC responsible sourcing audit is not yet recognized by the CFSP, but is to be reviewed for recognition by the CFSP in 2016; and

•
there was no reason to believe, from publicly available sources and the smelter’s due diligence report, that the gold smelter directly or indirectly financed or benefited armed groups in the Covered Countries.

Improvement Plan

Malibu Boats is taking and will continue to take the following steps to improve the due diligence conducted to further mitigate any risk that the Conflict Minerals contained in the products manufactured or contracted for manufacture by Malibu Boats could directly or indirectly benefit or finance armed groups in the Covered Countries:

•	including a conflict minerals clause in all new and renewing supplier contracts;

•	continuing to drive our suppliers to obtain current, accurate, and complete information about the smelters in their supply chain;

•	engaging smelters sourcing from the Covered Countries to become audited and certified to a protocol recognized by the CFSP; and

•	following up in 2016 on smelters requiring risk mitigation, but not removal from Malibu Boats’ supply chain.

List of Smelters and Refineries

Below are the 293 smelters reported to Malibu Boats as likely to be in Malibu Boats’ supply chain in the 2015 reporting period. 39 of the smelters below are declared to be sourcing or there was reason to believe they may be sourcing from the Covered Countries, specifically from the DRC, Rwanda, Burundi, and Tanzania. As noted above, Malibu Boats has determined that of these 39 smelters, 37 have been audited and recognized as conflict free by the CFSP and Malibu Boats conducted risk mitigation on the remaining two smelters.

Metal        Smelter Name
Gold        Advanced Chemical Company
Gold        Aida Chemical Industries Co., Ltd.
Gold        Aktyubinsk Copper Company TOO
Gold        Al Etihad Gold Refinery DMCC
Gold        Allgemeine Gold-und Silberscheideanstalt A.G.
Gold        Almalyk Mining and Metallurgical Complex (AMMC)
Gold        AngloGold Ashanti Córrego do Sítio Mineração
Gold        Argor-Heraeus SA
Gold        Asahi Pretec Corporation
Gold        Asahi Refining Canada Limited
Gold        Asahi Refining USA Inc.

Exhibit 1.01

Gold        Asaka Riken Co., Ltd.
Gold        Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold        Aurubis AG
Gold        Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold        Bauer Walser AG
Gold        Boliden AB
Gold        C. Hafner GmbH + Co. KG
Gold        Caridad
Gold        CCR Refinery - Glencore Canada Corporation
Gold        Cendres + Métaux SA
Gold        Chimet S.p.A.
Gold        Chugai Mining
Gold        Daejin Indus Co., Ltd.
Gold        Daye Non-Ferrous Metals Mining Ltd.
Gold        Do Sung Corporation
Gold        Doduco
Gold        Dowa
Gold        Eco-System Recycling Co., Ltd.
Gold        Elemetal Refining, LLC
Gold        Emirates Gold DMCC
Gold        Faggi Enrico S.p.A.
Gold        Fidelity Printers and Refiners Ltd.
Gold        Gansu Seemine Material Hi-Tech Co., Ltd.
Gold        Geib Refining Corporation
Gold        Guangdong Jinding Gold Limited
Gold        Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold        Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold        Heimerle + Meule GmbH
Gold        Heraeus Ltd. Hong Kong
Gold        Heraeus Precious Metals GmbH & Co. KG
Gold        Hunan Chenzhou Mining Group Co., Ltd.
Gold        Hwasung CJ Co., Ltd.
Gold        Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold        Ishifuku Metal Industry Co., Ltd.
Gold        Istanbul Gold Refinery
Gold        Japan Mint
Gold        Jiangxi Copper Company Limited
Gold        JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold        JSC Uralelectromed
Gold        JX Nippon Mining & Metals Co., Ltd.
Gold        Kazakhmys Smelting LLC
Gold        Kazzinc
Gold        Kennecott Utah Copper LLC
Gold        KGHM Polska Miedź Spółka Akcyjna
Gold        Kojima Chemicals Co., Ltd.
Gold        Korea Metal Co., Ltd.
Gold        Korea Zinc Co. Ltd.
Gold        Kyrgyzaltyn JSC
Gold        L' azurde Company For Jewelry
Gold        Lingbao Gold Company Limited
Gold        Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold        LS-NIKKO Copper Inc.
Gold        Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold        Materion
Gold        Matsuda Sangyo Co., Ltd.
Gold        METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V
Gold        Metalor Technologies (Hong Kong) Ltd.
Gold        Metalor Technologies (Singapore) Pte., Ltd.
Gold        Metalor Technologies (Suzhou) Ltd.

Exhibit 1.01

Gold        Metalor Technologies SA
Gold        Metalor USA Refining Corporation
Gold        Mitsubishi Materials Corporation
Gold        Mitsui Mining and Smelting Co., Ltd.
Gold        MMTC-PAMP India Pvt., Ltd.
Gold        Morris and Watson
Gold        Moscow Special Alloys Processing Plant
Gold        Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold        Navoi Mining and Metallurgical Combinat
Gold        Nihon Material Co., Ltd.
Gold        Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold        Ohura Precious Metal Industry Co., Ltd.
Gold        OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastvetmet)
Gold        OJSC Kolyma Refinery
Gold        OJSC Novosibirsk Refinery
Gold        PAMP SA
Gold        Penglai Penggang Gold Industry Co., Ltd.
Gold        Prioksky Plant of Non-Ferrous Metals
Gold        PT Aneka Tambang (Persero) Tbk
Gold        PX Précinox SA
Gold        Rand Refinery (Pty) Ltd.
Gold        Republic Metals Corporation
Gold        Royal Canadian Mint
Gold        Sabin Metal Corp.
Gold        Samduck Precious Metals
Gold        SAMWON Metals Corp.
Gold        SAXONIA Edelmetalle GmbH
Gold        Schone Edelmetaal B.V.
Gold        SEMPSA Joyería Platería SA
Gold        Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold        Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold        Sichuan Tianze Precious Metals Co., Ltd.
Gold        Singway Technology Co., Ltd.
Gold        So Accurate Group, Inc.
Gold        SOE Shyolkovsky Factory of Secondary Precious Metals
Gold        Solar Applied Materials Technology Corp.
Gold        Sumitomo Metal Mining Co., Ltd.
Gold        T.C.A S.p.A
Gold        Tanaka Kikinzoku Kogyo K.K.
Gold        The Great Wall Gold and Silver Refinery of China
Gold        The Refinery of Shandong Gold Mining Co., Ltd.
Gold        Tokuriki Honten Co., Ltd.
Gold        Tongling Nonferrous Metals Group Co., Ltd.
Gold        Torecom
Gold        Umicore Brasil Ltda.
Gold        Umicore Precious Metals Thailand
Gold        Umicore SA Business Unit Precious Metals Refining
Gold        United Precious Metal Refining, Inc.
Gold        Valcambi SA
Gold        Western Australian Mint trading as The Perth Mint
Gold        Yamamoto Precious Metal Co., Ltd.
Gold        Yokohama Metal Co., Ltd.
Gold        Yunnan Copper Industry Co., Ltd.
Gold        Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold        Zijin Mining Group Co., Ltd. Gold Refinery
Tantalum    Changsha South Tantalum Niobium Co., Ltd.
Tantalum    Conghua Tantalum and Niobium Smeltry
Tantalum    Duoluoshan
Tantalum    D Block Metals, LLC

Exhibit 1.01

Tantalum    Exotech Inc.
Tantalum    F&X Electro-Materials Ltd.
Tantalum    FIR Metals & Resource Ltd.
Tantalum    Global Advanced Metals Aizu
Tantalum    Global Advanced Metals Boyertown
Tantalum    Guangdong Zhiyuan New Material Co., Ltd.
Tantalum    Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
Tantalum    H.C. Starck Co., Ltd.
Tantalum    H.C. Starck GmbH Goslar
Tantalum    H.C. Starck GmbH Laufenburg
Tantalum    H.C. Starck Hermsdorf GmbH
Tantalum    H.C. Starck Inc.
Tantalum    H.C. Starck Ltd.
Tantalum    H.C. Starck Smelting GmbH & Co.KG
Tantalum    Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum    Hi-Temp Specialty Metals, Inc.
Tantalum    Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum    JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum    Jiujiang Tanbre Co., Ltd.
Tantalum    Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum    KEMET Blue Metals
Tantalum    KEMET Blue Powder
Tantalum    King-Tan Tantalum Industry Ltd.
Tantalum    LSM Brasil S.A.
Tantalum    Metallurgical Products India Pvt., Ltd.
Tantalum    Mineração Taboca S.A.
Tantalum    Mitsui Mining & Smelting
Tantalum    Molycorp Silmet A.S.
Tantalum    Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum    Plansee SE Liezen
Tantalum    Plansee SE Reutte
Tantalum    QuantumClean
Tantalum    Resind Indústria e Comércio Ltda.
Tantalum    RFH Tantalum Smeltry Co., Ltd.
Tantalum    Solikamsk Magnesium Works OAO
Tantalum    Taki Chemicals
Tantalum    Telex Metals
Tantalum    Tranzact, Inc.
Tantalum    Ulba Metallurgical Plant JSC
Tantalum    XinXing HaoRong Electronic Material Co., Ltd.
Tantalum    Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum    Zhuzhou Cemented Carbide
Tin        Alpha
Tin        An Thai Minerals Company Limited
Tin        An Vinh Joint Stock Mineral Processing Company
Tin        China Tin Group Co., Ltd.
Tin        CNMC (Guangxi) PGMA Co., Ltd.
Tin        Cooperativa Metalurgica de Rondônia Ltda.
Tin        CV Ayi Jaya
Tin        CV Gita Pesona
Tin        CV Serumpun Sebalai
Tin        CV United Smelting
Tin        CV Venus Inti Perkasa
Tin        Dowa
Tin        Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin        Elmet S.L.U (Metallo Group)
Tin        EM Vinto
Tin        Estanho de Rondônia S.A.
Tin        Feinhütte Halsbrücke GmbH

Exhibit 1.01

Tin        Fenix Metals
Tin        Gejiu Kai Meng Industry and Trade LLC
Tin        Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin        Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin        Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin        Huichang Jinshunda Tin Co., Ltd.
Tin        Jiangxi Ketai Advanced Material Co., Ltd.
Tin        Linwu Xianggui Ore Smelting Co., Ltd.
Tin        Magnu's Minerais Metais e Ligas Ltda.
Tin        Malaysia Smelting Corporation (MSC)
Tin        Melt Metais e Ligas S/A
Tin        Metallic Resources, Inc.
Tin        Metallo-Chimique N.V.
Tin        Mineração Taboca S.A.
Tin        Minsur
Tin        Mitsubishi Materials Corporation
Tin        Nankang Nanshan Tin Manufactory Co., Ltd.
Tin        Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin        O.M. Manufacturing Philippines, Inc.
Tin        O.M. Manufacturing (Thailand) Co., Ltd.
Tin        Operaciones Metalurgical S.A.
Tin        Phoenix Metal Ltd.
Tin        PT Alam Lestari Kencana
Tin        PT Aries Kencana Sejahtera
Tin        PT Artha Cipta Langgeng
Tin        PT ATD Makmur Mandiri Jaya
Tin        PT Babel Inti Perkasa
Tin        PT Bangka Prima Tin
Tin        PT Bangka Timah Utama Sejahtera
Tin        PT Bangka Tin Industry
Tin        PT Belitung Industri Sejahtera
Tin        PT BilliTin Makmur Lestari
Tin        PT Bukit Timah
Tin        PT Cipta Persada Mulia
Tin        PT DS Jaya Abadi
Tin        PT Eunindo Usaha Mandiri
Tin        PT Fang Di MulTindo
Tin        PT Inti Stania Prima
Tin        PT Justindo
Tin        PT Karimun Mining
Tin        PT Mitra Stania Prima
Tin        PT Panca Mega Persada
Tin        PT Pelat Timah Nusantara Tbk
Tin        PT Prima Timah Utama
Tin        PT Refined Bangka Tin
Tin        PT Sariwiguna Binasentosa
Tin        PT Stanindo Inti Perkasa
Tin        PT Sumber Jaya Indah
Tin        PT Timah (Persero) Tbk Kundur
Tin        PT Timah (Persero) Tbk Mentok
Tin        PT Tinindo Inter Nusa
Tin        PT Tirus Putra Mandiri
Tin        PT Wahana Perkit Jaya
Tin        Resind Indústria e Comércio Ltda.
Tin        Rui Da Hung
Tin        Soft Metais Ltda.
Tin        Thaisarco
Tin        Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin        VQB Mineral and Trading Group JSC

Exhibit 1.01

Tin        White Solder Metalurgia e Mineração Ltda.
Tin        Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin        Yunnan Tin Group (Holding) Company Limited
Tungsten    A.L.M.T. TUNGSTEN Corp.
Tungsten    Asia Tungsten Products Vietnam Ltd.
Tungsten    Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten    Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten    Dayu Jincheng Tungsten Industry Co., Ltd.
Tungsten    Dayu Weiliang Tungsten Co., Ltd.
Tungsten    Fujian Jinxin Tungsten Co., Ltd.
Tungsten    Ganxian Shirui New Material Co., Ltd.
Tungsten    Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten    Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten    Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten    Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten    Ganzhou Yatai Tungsten Co., Ltd.
Tungsten    Global Tungsten & Powders Corp.
Tungsten    Guangdong Xianglu Tungsten Co., Ltd.
Tungsten    H.C. Starck GmbH
Tungsten    H.C. Starck Smelting GmbH & Co.KG
Tungsten    Hunan Chenzhou Mining Group Co., Ltd.
Tungsten    Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten    Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin
Tungsten    Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten    Hydrometallurg, JSC
Tungsten    Japan New Metals Co., Ltd.
Tungsten    Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten    Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten    Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten    Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten    Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten    Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten    Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten    Kennametal Fallon
Tungsten    Kennametal Huntsville
Tungsten    Malipo Haiyu Tungsten Co., Ltd.
Tungsten    Niagara Refining LLC
Tungsten    Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten    Pobedit, JSC
Tungsten    Sanher Tungsten Vietnam Co., Ltd.
Tungsten    Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten    Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten    Wolfram Bergbau und Hütten AG
Tungsten    Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten    Xiamen Tungsten Co., Ltd.
Tungsten    Xinhai Rendan Shaoguan Tungsten Co., Ltd.